Exhibit 2.4


                             AGREEMENT OF PRINCIPAL



         THIS AGREEMENT OF PRINCIPAL (this "Agreement") is made as of this 31st day of December, 1997, by TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an address c/o Tower Realty Trust, Inc., 292 Madison Avenue, 3rd floor, New York, New York 10017 ("Principal"), to CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Lender"), having an address at 11 Madison Avenue, New York, New York 10010.

                                    RECITALS


         A. 810 7th Avenue, L.P. ("Borrower") is the owner of the real property located in the City of New York, County of New York, State of New York and more particularly described on Schedule A annexed hereto, and the buildings and improvements located thereon (the "Premises").

         B. Concurrently herewith, Lender is making or committing to make a loan to Borrower in the original principal amount of $100,000,000.00 (the "Loan").

         C. To evidence the Loan,  Borrower has executed and delivered to Lender
(i) a certain Consolidated, Amended and Restated Mortgage Note dated the date hereof in the principal amount of $100,000,000.00 (as amended and/or restated from time to time, the "Note") and (ii) a certain Loan Agreement dated the date hereof (as amended and/or restated from time to time, the "Loan Agreement").

         D. Concurrently herewith, Borrower has granted to Lender a certain Mortgage Consolidation, Modification, Extension and Security Agreement (as amended and/or restated from time to time, the "Mortgage") encumbering the Premises.

         E. Principal owns, either directly or indirectly, beneficial interests in Borrower and, as a result of such beneficial interests, will derive substantial benefits from the making of the Loan to Borrower.

         F. To induce Lender to make the Loan, Principal has agreed to enter into this Agreement, Principal acknowledging that without this Agreement Lender would be unwilling to make the Loan.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Principal hereby agrees and covenants as follows:

         SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

         SECTION 2. Retained Liabilities. Principal shall, jointly and severally with Borrower, be personally liable for, (i) the full recourse obligation to pay the Obligations upon the occurrence of any event set forth in the following clauses (m) and/or (n), and (ii) any liabilities, costs, losses (including, without limitation, any reduction in value of the Premises, or any other Collateral or the loss of any such Collateral or Lender's security interest therein), damages, expenses (including, without limitation, attorneys' fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender (or any Indemnified Party) by reason of or in connection with the occurrence of any event set forth in any of the following clauses (a) through
(o) (collectively, the "Retained Liabilities"):

                  (a) any fraud or breach of trust by Borrower or any Related Party, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO");

                  (b)  the   misapplication   of  any   insurance   proceeds  or
         condemnation awards;

                  (c) the failure of Borrower or any Related Party to direct or pay Receipts received by Borrower or any Related Party to the Clearing Account or the Cash Collateral Account and as required under the Loan Agreement and the Cash Management Agreement;

                  (d) the misapplication by Borrower or any Related Party (or at any such Person's direction) of monies held in or paid out from any account (including any reserve or escrow) maintained under the Loan Agreement, the Cash Management Agreement or any of the other Loan
         Documents, including without limitation, monies paid to Borrower pursuant to Section 8 of the Cash Management Agreement;

                  (e) any and all tenant security deposits held by Borrower not being properly applied, returned to tenants when due or delivered to Lender, any receiver or any Person purchasing the Premises at a foreclosure sale upon the taking of possession of the Premises by Lender, such receiver or other Person as provided in the Loan Documents;

                  (f) a breach by Borrower of any of the covenants  contained in
         Section 4.2 or 4.8 of the Loan Agreement;

                  (g) wrongful removal or destruction of property constituting the Premises or any intentional waste of the Premises by Borrower or a Related Party;

                  (h) any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Premises, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Related Party in connection therewith;

                  (i) any material misrepresentation, miscertification or breach of warranty by Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to Collateral;

                  (j) a breach of any of the provisions of Article 8 of the Loan Agreement (if and to the extent a substantive consolidation of Borrower and another Person occurs as a result thereof);

                  (k) any damage or destruction of the Premises or any part thereof due to fire or other casualty to the extent not covered by insurance required by the terms of the Loan Agreement, but only to the extent the same would have been covered by insurance if Borrower had obtained and maintained the insurance coverage required by the terms of the Loan Agreement;

                  (l) the amount of any Lien voluntarily placed on the Premises by Borrower (or any predecessor-owner of the Premises which is an Affiliate of Borrower) which is prior to the Lien of the Mortgage against the Premises;

                  (m) (i) any Significant Party filing a voluntary petition under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) any Affiliate of Borrower files, or joins in the filing of, an involuntary petition against any Significant Party under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (iii) any Significant Party files an answer consenting to or acquiescing in any involuntary petition filed against it or against any other Significant Party by any other Person under the United States Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (iv) any Affiliate of Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee or examiner for any Significant Party or any portion of the Collateral, or (v) any Significant Party making an assignment for the benefit of creditors, or admitting its insolvency or inability to pay its debts as they become due; or

                  (n) Borrower or any Affiliate of Borrower contesting or in any way interfering with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender's rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise); provided, however, that Principal shall not be so liable if a court of competent jurisdiction determines that such Contest was brought in good faith (even if such Contest was unsuccessful).

Nothing contained herein is intended to limit the obligations and personal liability of the guarantors under any guaranty and the indenmitors under any indemnity agreement, including, without limitation, the Environmental Indemnification Agreement, executed by any Person for the benefit of Lender.

         SECTION 3. Primary Liability. The liability of Principal shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, or against any collateral or liens held by Lender. Principal waives any rights which it may have to require that (a) Lender first proceed against Borrower or any other Person with respect to the Retained Liabilities, or (b) Lender first proceed against any Collateral held by Lender, or (c) any party be joined in any proceeding to enforce the Retained Liabilities.

         SECTION 4. Waiver of Subrogation Rights. Principal waives any rights to enforce any remedy which Lender may have against Borrower, any rights to participate in any security for the Loan and any rights of indemnity, reimbursement, contribution or subrogation Principal may have against Borrower with respect to the Retained Liabilities, which waiver shall be effective only for so long as any amount due to Lender in connection with the Loan remains unpaid.

         SECTION 5. Covenants, Representations and Warranties. Principal hereby covenants and agrees to be bound by the obligations set forth in the Loan
Agreement and agreed to by Borrower on its behalf therein. Principal hereby represents and warrants that any representations or warranties contained in the Loan Agreement which apply to it shall be true and correct as of the date hereof. By this reference, such covenants, representations and warranties pertaining to Principal as set forth in the Loan Agreement are hereby incorporated in, and made a part of, this Agreement as though fully set forth herein.

         SECTION 6. Amendments/Release. Principal hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Principal, and either with or without consideration, do any one or more of the following, all without affecting the agreements contained herein or the liability of either of Principal for the Retained Liabilities: (a) surrender without substitution any property or other collateral of any kind or nature whatsoever held by it, or by any person, firm or corporation on its behalf or for its account, securing the Loan or the Retained Liabilities; (b) modify the terms of any document evidencing, securing or setting forth the terms of the Loan; (c) grant releases, compromises and/or indulgences with respect to the Loan, the Retained Liabilities or any Persons now or hereafter liable thereon; or (d) take or fail to take any action of any type whatsoever with respect to the Loan or the Retained Liabilities.

         SECTION 7. Waiver of Defenses. Principal hereby waives and agrees not to assert or take advantage of any defense based upon:

                  (a) the incapacity, lack of authority, death or disability of Borrower or any other Person;

                  (b) the failure of Lender to commence an action against Borrower or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

                  (c) any duty on the part of Lender to disclose to Principal any facts it may now or hereafter know regarding Borrower regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Principal intends to assume or has reason to believe that such facts are unknown to Principal, Principal acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of Borrower;

                  (d) lack of notice of default, demand of performance or notice of acceleration to Borrower or any other Person with respect to the Loan or the Retained Liabilities;

                  (e) the consideration for this Agreement;

                  (f) any acts or omissions of Lender which vary, increase or decrease the risk on Principal;

                  (g) any statute of limitations affecting the liability of Principal hereunder, the liability of Borrower or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

                  (h) the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Principal;

                  (i) an election of remedies by Lender, including any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Principal or the rights of Principal to proceed against Borrower or any guarantor for reimbursement, or both;

                  (j) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of Borrower;

                  (k) Lender's election, in any proceeding instituted under the United States Bankruptcy Code, of the application of Section 1111
         (b)(2) of the United States Bankruptcy Code or any successor statute; and/or

                  (l) any  borrowing or any grant of a security  interest  under
         Section 364 of the United States Bankruptcy Code.

         SECTION 8. Enforcement. Lender shall have the right to enforce this Agreement in separate actions against Principal.

         SECTION 9. Entire Agreement. This Agreement contains the entire understanding of Principal and Lender with respect to the subject matter hereof and may not be amended except in a writing signed by Principal and Lender. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions hereof shall remain in full force and effect.

         SECTION  10.  Binding  Effect.   Principal   further  agrees  that  the
provisions of this Agreement shall bind Principal and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

         SECTION 11. Survival. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, this Agreement shall continue in full force and effect until full indefeasible payment of the Obligations with respect to any Retained Liabilities arising from any of the matters covered by this Agreement.

         SECTION 12. Governing Law. The place of negotiation, execution and delivery of this Agreement is the State of New York. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. It is the intent of the parties hereto that the provisions of
Section 5-1401 of the General Obligations Law of the State of New York apply to this Agreement.

         SECTION 13. Jurisdiction, Venue, Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT IN WHICH THE PREMISES ARE LOCATED. PRINCIPAL HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. PRINCIPAL IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS RESPECTIVE ADDRESS AS SET FORTH ABOVE. PRINCIPAL HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT
OF OR IN CONNECTION WITH THIS AGREEMENT, THE MORTGAGE, OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED

HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PRINCIPAL IN ANY OTHER JURISDICTION.

         SECTION 14. Appointment of Agent for Service of Process. Principal hereby designates Bradley Kaufman, Esq. ("Designee") as its agent and attorney-in-fact to accept service of process in any action or proceeding arising under or in connection with this Agreement, the Mortgage, and the other Loan Documents. The foregoing designation is irrevocable and coupled with an interest. If Designee is not available, process may be served upon Designee by United States registered or certified mail, which service will be effective upon five (5) days after mailing, to the address of Designee set forth below:

         c/o Battle Fowler LLP
         75 East 55th Street
         New York, New York 10022

         SECTION 15. Waiver Of Jury Trial. PRINCIPAL AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE MORTGAGE, THE CASH MANAGEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PRINCIPAL OR LENDER RELATING TO THE LOAN, AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THE LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

         SECTION 16. Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished hereunder ("Notices") shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (iii) by overnight nationwide commercial courier service; or (iv) by telecopy transmission with a confirmation copy to be delivered by duplicate Notice in accordance with any of clause (i) or (iii) above, in each case, to the party intended to receive such Notice at the following address(es):

         Lender:  Credit Suisse First Boston Mortgage
                           Capital LLC
                           Principal Transactions
                           11 Madison Avenue
                           New York, New York   10010
                           Attention:  Edmund Taylor
                           Re: 810 Seventh Avenue/Marc Warren
                           Telecopier:    (212) 325-8162
with a copy to:   Credit Suisse First Boston Mortgage
                           Capital LLC
                           Legal & Compliance Department
                           11 Madison Avenue
                           New York, New York  10010
                           Attention:  Colleen Graham, Esq.
                           Re:  810 Seventh Avenue/Marc Warren
                           Telecopier:      (212)325-8220

         and:              Pacific Life Insurance Company
                           700 Newport Center Drive
                           Newport, California  92660
                           Attention:  Wendy Balden
                           Telecopier:  (714) 760-4356
                           or any successor servicer of the loan

         and:              Brown Raysman Millstein Felder & Steiner LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Jeffrey B. Steiner, Esq.
                           Telecopier:  (212) 840-2429

         Principal:        Tower Realty Operating Partnership, L.P.
                           c/o Tower Realty Trust Inc.
                           292 Madison Avenue, 3rd floor
                           New York, New York  10017
                           Attention:  Lawrence Feldman
                           Telecopier:  (212) 448-1865

with a copy to:          Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Bradley Kaufman, Esq.
                           Telecopier:  (212) 856-7802

         Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 16. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by the Servicer.

         IN WITNESS WHEREOF, the Principal has executed this Agreement or has caused the same to be executed by its duly authorized representatives as of the date first set forth above.


                                             TOWER REALTY OPERATING
                                             PARTNERSHIP, L.P.,
                                             a Delaware limited partnership

                                             By:  Tower Realty Trust, Inc., its
                                                  General Partner

                                                  By: /s/ Lawrence Feldman
                                                     -----------------------
                                                     Name:  Lawrence Feldman
                                                     Title: President

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )



                  On the 31st day of December, 1997, before me personally came Lawrence Feldman to me known, and who, being duly sworn, did depose and say that he resides at 292 Madison Avenue, 3rd Floor, New York, New York; that he is the President of Tower Realty Trust, Inc., a Maryland corporation, the General Partner of Tower Realty Operating Partnership, L.P., a New York limited partnership, the limited partnership described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of Tower Realty Trust, Inc. as the General Partner of, and as the act and deed of Tower Realty Operating Partnership, L.P., for the uses and purposes therein mentioned.



                                                /s/ Jason R. Goldstein
                                                ----------------------
                                                     Notary Public
                                                 [Notary Public Stamp]

                                   SCHEDULE A

LOT 38:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of West 52nd Street opposite the center of a certain party wall standing partly on the premises and partly on the premises adjoining on the easterly side thereof, which point is distant 74 feet 4 inches westerly from the northwesterly corner of Seventh Avenue and West 52nd Street; and

RUNNING THENCE northerly parallel with the westerly side of Seventh Avenue and for part of the distance through the center of said party wall, 75 feet 5 inches;

THENCE easterly and parallel with the said northerly side of West 52nd Street, 74 feet 3-3/4 inches to the westerly side of Seventh Avenue;

THENCE northerly along the said westerly side of Seventh Avenue, 125 feet 5 inches to the corner formed by the intersection of the said westerly side of Seventh Avenue and the southerly side of West 53rd Street;

THENCE westerly along the said southerly side of West 53rd Street, 195 feet 2-3/8 inches to the intersection of the said southerly side of West 53rd Street and the easterly side of Broadway;

THENCE southerly along the said easterly side of Broadway, 126 feet 1-1/2 inches more or less, to a point in a line parallel to the northerly side of West 52nd Street, 75 feet 5 inches northerly therefrom measured on a line at right angles to the northerly side of West 52nd Street;

THENCE easterly parallel with the said northerly side of West 52nd Street, 69 feet I I inches;

THENCE southerly at right angles to the said northerly side of West 52nd Street, 75 feet 5 inches to the said northerly side of West 52nd Street; and

THENCE easterly along the said northerly side of West 52nd Street, 37 feet 7 inches to the point or place of BEGINNING.

AIR RIGHTS LOT 29 LEASE:

The Air Rights Lot 29 Lease covers premises more particularly bounded and described as follows:

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of West 52nd Street with the westerly side of Seventh Avenue, and

RUNNING THENCE westwardly along the northerly side of West 52nd Street, 74 feet 4 inches to a point opposite the center line of a 16 inch party wall;

THENCE northwardly parallel with Seventh Avenue and part of the distance through the center of said party wall, 75 feet 5 inches.

THENCE eastwardly parallel with West 52nd Street, 74 feet 4 inches to the westerly side of Seventh Avenue; and

THENCE southwardly along the westerly side of Seventh Avenue, 75 feet 5 inches to the point or place of BEGINNING.

AIR RIGHTS LOT 131 LEASE:

The Air Rights Lot 131 Lease covers premises more particularly bounded and described as follows:

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 52nd Street with the easterly side of Broadway as now laid down;

RUNNING THENCE easterly along the northerly side of 52nd Street, 61 feet 10 inches to the center line of the westerly wall of building erected in the premises adjoining on the east of the premises hereby described;

RUNNING THENCE northerly parallel with the westerly side of Seventh Avenue and along said line of said wall and a line in prolongation thereof, 75 feet 5 inches;

RUNNING THENCE westerly parallel with the northerly side of 52nd Street, 69 feet 11 inches to the said easterly side of Broadway; and

RUNNING THENCE southerly along the easterly side of Broadway, 75 feet 11 inches to the point or place of BEGINNING.

BE said several distances and dimensions more or less.



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